Exhibit 99.1

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Engility Issues Fiscal Year 2016 Guidance

Company Reaffirms its Focus on Organic Growth and Debt Repayment

•	Fiscal year 2016 revenue is expected to be between $2.0 billion and $2.15 billion

•	Fiscal year 2016 adjusted EBITDA is expected to be between $180 million and $190 million

•	Cash flow from operations is expected to be between $105 million and $115 million in fiscal year 2016

•	Company updates fiscal year 2015 guidance

CHANTILLY, Va., January 21, 2016 - Engility Holdings, Inc. (NYSE: EGL) today issued guidance for fiscal year 2016 and reaffirmed its focus on organic growth and debt repayment. The Company also announced its intent to invest a material portion of the synergy savings from the successful integration of its TASC acquisition to drive long-term organic growth.

"Fiscal year 2015 was a successful year on many fronts,” said Engility President and CEO Tony Smeraglinolo. “Most importantly, we integrated our transformational TASC acquisition while capturing synergy cost savings above plan and ahead of schedule. This acquisition strengthened our competitive position by adding high-end markets and capabilities to our portfolio and enabling us to streamline our overall cost structure. Our integration success is also reflected in the significant improvement of our DSOs. In addition, we have begun to pursue and win larger contracts and have increased the size and quality of our pursuits and submitted proposals. These accomplishments enabled us to achieve revenue and profitability results that were within our guidance ranges, excluding an anticipated non-cash goodwill impairment charge."

“Our fiscal year 2016 guidance reflects the continued impact from legacy contracts that are ending and reduced in-theater work,” continued Smeraglinolo. “Fortunately, the adverse impact from these items is subsiding. Given the stabilization in our business and the market as a result of the recent two-year Federal budget agreement, we believe there is no better strategy than to invest more in our company with the expectation of organic growth in fiscal year 2017 and beyond. Our recent acquisitions have provided us with the right scale, broader portfolio and cost-efficient structure necessary to pursue and win more large opportunities. We expect that these opportunities, combined with our internal investments, more competitive bid rates, newly diversified customer base and capabilities, and improving industry conditions, will fuel our future organic growth."

Fiscal Year 2016 Guidance
The table below summarizes Engility’s fiscal year 2016 guidance.

Fiscal Year 2016 Guidance
Revenue	$2.0 billion - $2.15 billion
GAAP Diluted EPS (1)	$0.03 - $0.18
Adjusted Diluted EPS (1)	$1.00 - $1.15
Adjusted EBITDA (1)	$180 million - $190 million
GAAP operating cash flow	$105 million - $115 million
(1) 2016 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 37 million. GAAP diluted EPS assumes a full-year effective tax rate of 25 percent. Adjusted diluted EPS assumes a cash tax payment of approximately $1 million. The adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $33 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC acquisition.

Fiscal Year 2015 Guidance
The Company is updating the fiscal year 2015 financial guidance it issued on November 5, 2015. For fiscal year 2015, the Company is reiterating its revenue, adjusted EPS and adjusted EBITDA guidance ranges. The Company is also reiterating its fiscal year 2015 GAAP diluted EPS guidance range, excluding an anticipated non-cash goodwill impairment charge of approximately $125 million to $250 million and the associated tax impact. The Company expects to incur this charge as a result of declines in its legacy DoD business. Cash flow from operations is now expected to be below the previous guidance range primarily due to temporary delays of year-end payments from the Company’s customers. These payments are expected to be received during the first quarter of 2016. The table below summarizes the Company’s revised fiscal year 2015 guidance.

	Current Guidance for Fiscal Year 2015	Prior Guidance for Fiscal Year 2015
Revenue	$2.05 billion - $2.1 billion	$2.05 billion - $2.1 billion
GAAP Diluted EPS (1)	$0.15 - $0.35	$0.15 - $0.35
Adjusted Diluted EPS (1)	$2.05 - $2.35	$2.05 - $2.35
Adjusted EBITDA (1)	$205 million - $215 million	$205 million - $215 million
GAAP operating cash flow	$45 million - $55 million	$65 million - $75 million

(1) 2015 GAAP and adjusted diluted EPS guidance assumes weighted average outstanding shares of approximately 34 million. GAAP diluted EPS assumes a 2015 full year tax benefit of approximately $12 million to $14 million and excludes any impact from an anticipated non-cash goodwill impairment charge of approximately $125 million to $250 million and the associated tax impact. Adjusted diluted EPS assumes 2015 net cash tax payments of approximately $1 million. The adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $70 million to $75 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC and DRC acquisitions.
Conference Call Information
The Company will host a conference call at 8:00 a.m. ET on January 21, 2016 (today), to discuss its guidance for fiscal year 2016 and its updated guidance for fiscal year 2015.

Listeners may access a webcast of the live conference call from the Investor Relations section of the Company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes Engility’s fiscal year 2016 guidance and its updated guidance for fiscal year 2015. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (866) 300-6036 (domestic) or (412) 455-6216 (international) and entering pass code 19154562.

A replay will be available on the company's website approximately two hours after the guidance conference call and continuing for one year. A telephonic replay also will be available through January 28, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 19154562.

About Engility
Engility is a pure-play government services provider that delivers highly skilled personnel wherever, whenever they are needed in a cost-efficient manner. The Company proudly serves customers that span the federal services market including the Department of Defense, the Intelligence community, Space and Federal Civilian agencies. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology, modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, potential goodwill impairment charges, the timing of delayed customer payments, as well as the TASC transaction and its expected benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website

(www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com